UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 York Avenue

New York, New York 10021

(Address of principal executive offices) (Zip Code)

212-606-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013 and December 20, 2013, Sotheby’s, a Delaware corporation, or a subsidiary (collectively, the “Company”), entered into amendments or renewals of existing compensatory agreements with William F. Ruprecht, Chairman of the Board, President and Chief Executive Officer; Bruno Vinciguerra, Executive Vice President and Chief Operating Officer; Patrick S. McClymont, Executive Vice President and Chief Financial Officer; Kevin Ching, Chief Executive Officer, Sotheby’s Asia; and Mitchell Zuckerman, Executive Vice President, Global Auction Transactions. These amendments and renewals are effective as of January 1, 2014 and are summarized below.

These summaries are qualified in their entirety by reference to each amendment or agreement, which are attached as exhibits to this Current Report on Form 8-K. All initially capitalized terms used in the following summaries have the meanings ascribed to those terms in the respective executive’s agreement as amended or renewed. The Company previously filed the existing compensation agreements for each executive with the Securities and Exchange Commission.

William F. Ruprecht

Mr. Ruprecht’s existing Terms of Employment, and associated Letter Agreement, dated September 1, 2010, are being amended to terminate the Company’s current obligation to pay health benefits in certain circumstances for Mr. Ruprecht and his immediate family after his employment with the Company has terminated.

Bruno Vinciguerra

The Severance Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Mr. Vinciguerra, is a renewal of his existing Severance Agreement with the Company, which expires on December 31, 2013, with certain modifications as indicated.

If, between January 1, 2014 and December 31, 2014, Mr. Vinciguerra is terminated by the Company without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (“Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date and all unpaid and approved cash incentive compensation for the calendar year prior to the year in which the termination occurs. The Company will pay him thirteen months of his annual base salary at the time of termination, thirteen months of his Bonus, and one month of that salary and the Bonus (pro-rated) for each full year of employment with the Company, and will not pay any post-employment health benefits. Under his existing severance agreement, he is eligible to receive from the Company twice his annual base salary at the time of termination plus two months of that salary for each full year of employment with the Company as well as post-employment health benefits.

A termination for Cause by the Company or as a result of death or permanent disability will result in payment only of the Accrued Obligations to Mr. Vinciguerra. In exchange for the described severance benefits, Mr. Vinciguerra has agreed to provide 6 months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason as well as to a twelve month post-employment non-competition covenant and a twelve month post-employment non-solicitation covenant. Additionally, to receive severance benefits other than Accrued Obligations, Mr. Vinciguerra must deliver a release of all claims against the Company and its affiliates. Unlike Mr. Vinciguerra’s existing severance agreement, the new agreement requires that Mr. Vinciguerra agree not to disparage the Company during or after his employment.

Patrick S. McClymont

Mr. McClymont’s Severance Agreement, dated September 22, 2013, is amended to terminate the Company’s current obligation in certain circumstances to pay health benefits for him after his employment with the Company has terminated.

Kevin Ching

Mr. Ching’s existing employment agreement with the Company, dated January 1, 2010, was to expire on December 31, 2013, but has now been extended on the same terms to December 31, 2017. These terms are summarized below.

Mr. Ching will continue to receive an annual base salary of HK$5,000,000 ($644,579), of which HK$867,000 ($111,770) is attributable to housing rent reimbursement. He has an annual discretionary cash incentive bonus target of HK$4,050,000 ($522,109) as well as an annual equity based incentive bonus target of US$175,000. He also is eligible to participate in a pension-type plan, the Hong Kong Provident Fund Scheme, and receives a HK$230,000 ($29,650) annual car allowance. Mr. Ching and the Company may each terminate this agreement with notice under certain circumstances. If Mr. Ching is terminated without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (the “Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date, and all unpaid cash incentive compensation approved prior to the termination date. In addition, as a result of either type of termination, the Company will pay him one year of base salary from the date of termination, and he may receive under certain circumstances a prorated portion of the annual cash incentive compensation for the year in which the termination occurs. To the extent that the payments described in the preceding sentence do not equal or exceed HK$7,750,000 ($999,098), the Company will pay him the difference. If the Company fails to renew this agreement during its final year for a renewal period of at least one year at the same title, base salary and annual cash bonus opportunity, Mr. Ching will receive a lump sum payment of one year’s base salary.

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Ching receiving payment of the Accrued Obligations.

In exchange for the described severance benefits, Mr. Ching has agreed to provide six months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason, a twelve month post-employment non-competition covenant and a twelve month post-employment non-solicitation covenant, as well as providing a release of all claims against the Company and its affiliates.

Mitchell Zuckerman

The Severance Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Mr. Zuckerman, is a renewal of his existing Severance Agreement with the Company, which expires on December 31, 2013, with certain modifications as indicated.

If, between January 1, 2014 and December 31, 2014, Mr. Zuckerman is terminated without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (the “Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date and all unpaid and approved cash incentive compensation for the calendar year prior to the year in which the termination occurs. He will receive from the Company three times his annual base salary at the time of termination, plus an amount equal to the total cash incentive compensation actually paid to him for the three years preceding the year in which the termination occurs. Unlike Mr. Zuckerman’s existing severance agreement, the new agreement does not require the Company to pay any of his post-employment health benefits.

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Zuckerman receiving payment only of the Accrued Obligations. In exchange for the described severance benefits, Mr. Zuckerman has agreed to provide 6 months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason as well as to a twelve month post-employment non-competition covenant and a twelve month post-employment non-solicitation covenant. Additionally, to receive severance benefits other than Accrued Obligations, Mr. Zuckerman must deliver a release of all claims against the Company and its affiliates. Unlike Mr. Zuckerman’s existing severance agreement, the new agreement requires that Mr. Zuckerman agree not to disparage the Company during or after his employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and William F. Ruprecht.

10.2	Severance Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Bruno Vinciguerra.

10.3	Severance Agreement Amendment, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Patrick S. McClymont.

10.4	Letter Agreement, dated December 20, 2013, between Sotheby’s Hong Kong, Ltd., a Company subsidiary, and Kevin Ching.

10.5	Severance Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Mitchell Zuckerman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Gilbert L. Klemann, II
Gilbert L. Klemann, II
Executive Vice President, Worldwide General Counsel and Secretary

Date:	December 23, 2013

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and William F. Ruprecht.

10.2	Severance Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Bruno Vinciguerra.

10.3	Severance Agreement Amendment, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Patrick S. McClymont.

10.4	Letter Agreement, dated December 20, 2013, between Sotheby’s Hong Kong, Ltd., a Company subsidiary, and Kevin Ching.

10.5	Severance Agreement, dated December 19, 2013 but effective as of January 1, 2014, between the Company and Mitchell Zuckerman.